As filed with the Securities and Exchange Commission on January 12, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2009

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 8.01.  Other Events.

On January 11, 2010, B&G Foods issued a press release announcing the pricing of a registered public offering of $350.0 million aggregate principal amount of 7.625% senior notes due 2018 at a price to the public of 99.271% of their face value.  The notes will be guaranteed on a senior unsecured basis by certain subsidiaries of B&G Foods.  The offering is expected to close on January 25, 2010.

B&G Foods estimates that the net proceeds from the offering will be approximately $339.2 million after deducting underwriting discounts and commissions and other fees and expenses related to the offering.  B&G Foods intends to use the net proceeds from the offering to purchase all $240.0 million principal amount of its existing 8% senior notes due 2011 and all $69.5 million principal amount of its existing 12% senior subordinated notes due 2016 and to pay premiums, fees and expenses related to retirement of the existing notes that are tendered in the tender offers commenced on January 8, 2010 in connection with the offering.  B&G Foods will use any remaining net proceeds to call for redemption any existing notes not tendered in the tender offers, and for general corporate purposes, including, the acquisition of assets used or useful in, or the equity of an entity engaged in our business or a related business.

The issuance of the notes has been registered pursuant to B&G Foods’ effective shelf registration statement on Form S-3 (File No. 333-160425), filed with the Securities and Exchange Commission on July 2, 2009 and prospectus supplement, dated January 11, 2010, filed with the Securities and Exchange Commission on January 12, 2010 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

In connection with the offering, B&G Foods has entered into an underwriting agreement, dated as of January 11, 2009, with Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Banc of America Securities LLC and Goldman, Sachs & Co., as representatives for the several underwriters named therein, relating to the issuance and sale to the underwriters of the notes.

The underwriting agreement contains customary representations and warranties, closing conditions and indemnification obligations.  A copy of the underwriting agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

A copy of the press release announcing the pricing of the public offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

A copy of the legal opinion of Dechert LLP, relating to the validity of the notes and subsidiary guarantees to be issued in the public offering, is filed as Exhibit 5.1 to this report and is filed with reference to, and is hereby incorporated by reference into, the registration statement referred to above.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

1.1

Underwriting Agreement, dated as of January 11, 2010, between B&G Foods, Inc. and Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Banc of America Securities LLC and Goldman, Sachs & Co., as Representatives of the Several Underwriters Named in Schedule A thereto

5.1	Opinion of Dechert LLP, dated January 12, 2010
23.1	Consent of Dechert LLP (included in Exhibit 5.1)
99.1	Press Release dated January 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: January 12, 2010	By:	/s/ Scott E. Lerner
Scott E. Lerner Executive Vice President, General Counsel, Secretary and Chief Compliance Officer